As filed with the Securities and Exchange Commission on June 23, 2005

Registration No. 333-52484

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective
Amendment No. 5
to
Form S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vestin Fund II, LLC

(Exact name of registrant as specified in its governing instruments)

2901 El Camino Avenue
Las Vegas, Nevada 89102
(702) 227-0965
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael V. Shustek
Director
Vestin Mortgage, Inc.
2901 El Camino Avenue
Las Vegas, Nevada 89102
(702) 227-0965
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Hillel T. Cohn, Esq.
Morrison & Foerster LLP
555 West Fifth Street
Los Angeles, California 90013
(213) 892-5251

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Securities Being	Amount Being	Maximum Offering	Aggregate Offering	Registration
Registered	Registered(1)	Price Per Unit	Price	Fee (2)
Unit of Limited Liability Company Interest	50,000,000	$10.00	$500,000,000	$132,000

(1)	The number of units being registered includes units offered under our distribution reinvestment plan.

(2)	Previously paid.

EXPLANATORY NOTE

     This Post-Effective Amendment No. 5 is being filed solely to deregister 6,638,992 units of Vestin Fund II, LLC, a Nevada limited liability company, from the Registration Statement on Form S-11 (File No. 333-52484), which units represent all units that remained unsold at the termination of the offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 23rd day of June 2005.

VESTIN FUND II, LLC

By:	Vestin Mortgage, Inc., its sole manager

By:	/s/ Michael V. Shustek

Michael V. Shustek
Sole Director and Chairman of the Board,
Chief Executive Officer and President
(Principal Executive Officer of the Manager)

By:	/s/ John Alderfer

John Alderfer
Chief Financial Officer
(Principal Financial and Accounting Officer of the Manager)